                                                                    Exhibit 10.6


                    FOURTH AMENDMENT TO SECOND AMENDED AND
                    --------------------------------------
                            RESTATED LOAN AGREEMENT
                            -----------------------


     THIS FOURTH AMENDMENT TO LOAN AGREEMENT (the "Fourth Amendment") is made as of this 22nd day of December, 1999, by and between STORAGE COMPUTER CORPORATION, a Delaware corporation (the "Borrower") and CITIZENS BANK OF MASSACHUSETTS (successor in interest to State Street Bank and Trust Company), a Massachusetts chartered trust company (hereinafter referred to as the "Bank").

     WHEREAS, the Borrower and the Bank are parties to a Second Amended and Restated Loan Agreement dated as of November 16, 1998 as amended by the First Amendment to Second Amended and Restated Loan Agreement dated as of April 30, 1998, Second Amendment to Second Amended and Restated Loan Agreement dated as of July 1, 1999 and Third Amendment to Second Amended and Restated Loan Agreement dated as of October 25, 1999 (collectively, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Loan Agreement as follows:

     Section 1. Amendment of Section 1.01.  Section 1.01 of the Loan Agreement
                -------------------------
          is hereby amended as follows:

               (a) the definition of "Maturity Date" contained in Section 1.01 of the Loan Agreement is deleted in its entirety and replaced with the following: "Maturity Date" shall mean the following, whichever is applicable: (i) January 4, 2000, or
                    (ii) Three Month Extension Date, to the extent that the Borrower has complied with Section 2.11;"

               (b)  the definition of "Maximum Line Availability" contained in
                    Section 1.01 of the Loan Agreement is deleted in its entirety and replaced with the following:

                    "Maximum Line Availability" shall mean the line of credit made available to the Borrower under this Agreement (subject to the proviso at the end of this definition) in the maximum principal amounts during the following periods indicated:

               Period                             Maximum Line Availability
               ------                             -------------------------

       December 22,1999 up to the Maturity Date            $6,900,000

       Maturity Date                                                0

               provided, however, the Maximum Line Availability shall be
               --------  -------
               permanently reduced by any proceeds received by the Borrower or Bank pursuant to Sections 2.01(g) or 5.16 hereof.

               (c) the following definitions shall be added to Section 1.01 of the Loan Agreement in the appropriate alphabetical order:

                    "Excess Cash Flow" shall mean, for any period, the sum of the consolidated net income plus depreciation, amortization and all non-cash charges of the Borrower and its Subsidiaries for such period minus Capital Expenditures
                                                 -----
                    actually paid by the Borrower and its Subsidiaries for such period minus cash taxes actually paid by the Borrower and
                           -----
                    its Subsidiaries for such period minus cash interest
                                                     -----
                    actually paid by the Borrower and its Subsidiaries for such period minus principal payments made to reduce permanently
                           -----
                    the Maximum Line Availability, all as determined in accordance with generally accepted accounting principles in the United States in effect from time to time.

                    "Three Month Extension Date" shall have the meaning set forth in Section 2.11.

     Section 2. Amendment of Article II.  Article II of the Loan Agreement is
                -----------------------
          hereby amended as follows:

               (a)  Sections 2.01(g) is amended by adding the following section
                    (v) at the end:

               (v)  Excess Cash Flow Prepayments.  Within thirty (30) days after
                    ----------------------------
                    the end of each month, commencing with the month ending January 31, 2000, the Borrower shall pay to the Bank as a prepayment of the Loans to be applied as a permanent reduction of the Maximum Line Availability an amount equal to 50% of the Excess Cash Flow for such preceding month.

               (b) Sections 2.10 and 2.11 of the Loan Agreement is deleted in their entirety and replaced with the following Sections 2.10 and 2.11:

          Section 2.10.  Waiver and Restructure Fee.  The Borrower shall pay to
          ------------   --------------------------
     the Bank a non-refundable Waiver and Restructure Fee in the aggregate amount of $170,000, of which (a) $20,000 has already been paid by the Borrower to the Bank; and (b) the remaining $150,000 (the "Deferred Fee") of which shall be due and payable in full on the Maturity Date, as the same may be extended from time to time, as provided herein. Notwithstanding the foregoing, the entire Deferred Fee (i.e., $150,000) shall be immediately due and payable without notice upon the occurrence of an Event of Default.

          Section 2.11.  Maturity Date Extension.  To the extent that on or
          ------------   -----------------------
before December 22, 1999, (i) the Borrower delivers a written request to the Bank to extend the Maturity Date, (ii) the Borrower is in compliance with all terms and conditions of the Loan Documents on the date of such request, (iii) the Borrower delivers to the Bank a certificate satisfactory to the Bank certifying such compliance and (iv) the Maximum Line of Availability has been permanently paid down and reduced to less than $6,900,001, the Maturity Date shall be extended to April 2, 2000 (the "Three Month Extension Date"), as provided for in the definition of "Maturity Date".

     Section 3. Affirmative Covenants.  Article V of the Loan Agreement is
                ---------------------
                hereby amended as follows:

                (a) Section 5.03(b) is amended by deleting the phrase "cash flow" as it appears throughout Section 5.03(b) and inserting the language "Excess Cash Flow" in its place.

                (b) Section 5.16 of the Loan Agreement is deleted in its
                    entirety and replaced with the following Sections 5.16:

          Section 5.16.  Additional Capital or Company Sale.  In the event the
          ------------   ----------------------------------
     Maturity Date is extended to April 2, 2000 (pursuant to Section 2.11 hereof), the Borrower will provide the Bank on or before February 28, 2000 evidence satisfactory to the Bank that the Borrower (either through an asset sale or stock sale) will be sold on or before the applicable Maturity Date, and that such sale will generate sufficient net proceeds to pay off the Obligations in full.

     Section 4. Financial Covenants.  Sections 7.01 and 7.02 of the Loan
                -------------------
                Agreement are deleted in their entirety and replaced with the following:

          Section 7.01.  Minimum Working Capital Ratio.
          ------------   -----------------------------

          (A) Until the Maturity Date has been extended pursuant to Sections
     2.11 hereof, the Borrower will not permit the Working Capital Ratio, for any of the fiscal months set forth below, to be less than the respective ratio indicated for such fiscal months:

               FISCAL MONTH:           WORKING CAPITAL RATIO:

               November 1999                  1 to 0.78
               December 1999                  1 to 0.82

               (B)  Upon extension of the Maturity Date pursuant to Sections
               2.11 hereof, the Borrower shall maintain at all times (a) cash and cash equivalents of at least $750,000 or (b) $250,000 of the unused availability of the Maximum Line Availability.

          Section 7.02.  Maximum Net Operating Loss.
          ------------   --------------------------

          (A) Until the Maturity Date has been extended pursuant to Sections
     2.11 hereof, the Borrower will not permit its Net Operating Loss, for any of the fiscal periods set forth below, to be more than the respective amounts indicated for such fiscal periods:

               FISCAL PERIOD:                MAXIMUM NET OPERATING LOSS:

          January 1, 1999 through
         the end of September 1999                    $4,200,000
          January 1, 1999 through
          the end of October 1999                     $4,965,000
          January 1, 1999 through
          the end of November 1999                    $5,930,000
          January 1, 1999 through
          the end of December 1999                    $5,370,000

          (B) Upon extension of the Maturity Date pursuant to Section 2.11 hereof, the Borrower will not permit its Net Operating Loss, for any of the fiscal periods set forth below, to be more than the respective amounts indicated for such fiscal periods:

               FISCAL PERIOD:                MAXIMUM NET OPERATING LOSS:

          October 31, 1999 through
          the end of December 1999                    ($100,000)
          January 1, 2000 through
          the end of January 2000                     ($250,000)
          January 1, 2000 through
          the end of February 2000                    ($525,000)
          January 1, 2000 through
           the end of March 2000                      ($150,000)

Section 5. Effectiveness; Conditions to Effectiveness.  This Fourth Amendment
           ------------------------------------------
           to Loan Agreement shall become effective upon execution hereof by the Borrower and the Bank and satisfaction of the following conditions:

           (a) Copies of Resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Borrower under this Fourth Amendment (as well as ratifying the authorization of execution, delivery and performance of the Security Documents) certified by a Secretary or an Assistant Secretary of the Borrower which certificate shall state that the resolutions are in full force and effect.

           (b) Certificate of the Secretary or Assistant Secretary of the Borrower certifying the name and signatures of the officers of the Borrower authorized to sign this Fourth Amendment and other documents to be delivered in connection therewith as well as certifying and delivering certified articles of incorporation and by-laws.

           (c) Delivery to the Bank of (i) this Fourth Amendment and (ii) the First Amendment to the Extension Warrant (in form and substance satisfactory to the Bank).

           (d) Confirmation of the existing guarantees of the Borrower's Subsidiaries and Theodore Goodlander and the other Security Documents.

           (e) Opinion of Borrower's counsel in form and substance satisfactory to the Bank.

           (f)  Long Form Good Standing Certificates for Borrower.

           (g) Payment of all outstanding fees of the Bank's special counsel, Goodwin Procter & Hoar LLP ("Special Counsel") through the date of this Fourth Amendment (currently in excess of $10,000) plus outstanding disbursements for Intercounty Clearance UCC services (currently in excess of $1,500) which payment shall be made pursuant to the Bank charging the Borrower's account.

           (h) Delivery to the Bank such other documents as the Bank or Special Counsel shall reasonably require.

Section 6.  Miscellaneous.
            -------------

           (a) The Borrower hereby confirms to the Bank that the representations and warranties of the Borrower set forth in
                Article III of the Loan Agreement (as amended and supplemented hereby) are true and correct as of the date hereof, as if set forth herein in full.

           (b) The Borrower has reviewed the provisions of this Fourth Amendment and all documents executed in connection therewith or pursuant thereto or incident or collateral hereto or thereto from time to time and except otherwise set forth in Section 6(i) below, there is no Event of Default thereunder, and no condition which, with the passage of time or giving of notice or both, would constitute an Event of Default thereunder.

           (c) The Borrower agrees that each of the Loan Documents shall remain in full force and effect after giving effect to this Fourth Amendment. The granting of the liens and security interests under the Security Documents secure all the Obligations as may be amended by this Fourth Amendment. The guarantees of the Borrower's Subsidiaries guarantee all of the Obligations as may be amended by this Fourth Amendment.

           (d) This Fourth Amendment represents the entire agreement among the parties hereto relating to this Fourth Amendment, and supersedes all prior understandings and agreements among the parties relating to the subject matter of this Fourth Amendment. The Borrower waives and releases any claims it may have against, and forever discharges, the Bank and its officers, directors, agents, attorneys, employees, successors and assigns (the "Releases") from any claims and causes of action arising out of the transactions referred to or contemplated in any way by the Loan Documents, and this Fourth Amendment or otherwise, including without limitation, claims or defenses it may have to the effect that the Releases may have in any way acted or failed to act in any manner as to cause injury to the Borrower or anyone claiming by or through them.

           (e) The Borrower represents and warrants that neither the execution, delivery or performance by the Borrower of any of the obligations contained in this Fourth Amendment or in any Bank Document requires the consent, approval or authorization of any person or governmental authority or any action by or on account of with respect to any person or governmental authority.

           (f) The Borrower agrees to pay on demand all of the Bank's reasonable expenses in preparing, executing and delivering this Amendment, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Bank's special counsel and all travel related expenses of the Bank in connection with any field audits or otherwise. This Fourth Amendment shall be a Loan Document and shall be governed by and construed and enforced under the laws of the Commonwealth of Massachusetts.

           (g) The Bank agrees that upon satisfaction in full, in cash of the Obligations as determined by the Bank, the Bank shall return to the Borrower any collateral or other property of the Borrower, at the Borrower's expense.


                                 [INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Loan Agreement under seal as of the date first written above.

                              STORAGE COMPUTER CORPORATION



                              By:  /s/ Theodore J. Goodlander
                                   --------------------------
                              Name:  Theodore J. Goodlander
                              Title:  President


                              CITIZENS BANK OF MASSACHUSETTS
                              (as successor in interest to State Street Bank
                                and Trust Company)



                              By:  /s/ Kenneth Mooney
                                 ---------------------
                              Name:  Kenneth Mooney
                              Title: Vice President



DOCSC\822664.6

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